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                                       CONSENT

     The undersigned, John R. Harris, has been nominated to become a director of CapRock Communications Corp., a Texas corporation (the "Company"), upon completion of the mergers described in the Registration Statement on Form S-4 (the "Registration Statement") and hereby accepts such nomination. The undersigned hereby consents to being named as a director nominee in the Registration Statement.


                                    /s/ John R. Harris
Date: June 16, 1998                 -----------------------------------------
                                    John R. Harris